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                                                                    EXHIBIT 21.1
                         SUBSIDIARIES OF THE REGISTRANT


NAME OF SUBSIDIARY        JURISDICTION OF ORGANIZATION       YEAR OF FORMATION
------------------        ----------------------------       -----------------
SDI Europe Limited                  United Kingdom                 1993

Azur Environmental Limited          United Kingdom                 1990